UNITED STATES OF AMERICA
Before the
SECURITIES AND EXCHANGE COMMISSION

SECURITIES ACT OF 1933
Release No. 10222 / September 27, 2016

SECURITIES EXCHANGE ACT OF 1934
Release No. 78947 / September 27, 2016

ACCOUNTING AND AUDITING ENFORCEMENT
Release No. 3807 / September 27, 2016

ADMINISTRATIVE PROCEEDING
File No. 3-17583

In the Matter of **ORRSTOWN FINANCIAL SERVICES, INC., THOMAS R. QUINN, BRADLEY S. EVERLY, CPA, JEFFREY W. EMBLY and DOUGLAS P. BARTON, CPA,** **Respondents.**	**ORDER INSTITUTING ADMINISTRATIVE AND CEASE-AND-DESIST PROCEEDINGS PURSUANT TO SECTION 8A OF THE SECURITIES ACT OF 1933, SECTIONS 4C AND 21C OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 102(e) OF THE COMMISSION'S RULES OF PRACTICE, MAKING FINDINGS AND IMPOSING REMEDIAL SANCTIONS AND CEASE-AND-DESIST ORDERS**

I.

The Securities and Exchange Commission ("Commission") deems it appropriate and in the public interest that public administrative and cease-and-desist proceedings be, and hereby are, instituted pursuant to Section 8A of the Securities Act of 1933 ("Securities Act") and Section 21C of the Securities Exchange Act of 1934 ("Exchange Act"), against Orrstown Financial Services, Inc. ("Orrstown"), Thomas R. Quinn ("Quinn"), Bradley S. Everly, CPA ("Everly"), Jeffrey W. Embly ("Embly") and Douglas P. Barton, CPA ("Barton") (collectively, "Respondents"), and that public administrative proceedings be, and hereby are, instituted against Everly pursuant to Section 4C of the Exchange Act and Rule 102(e)(1)(iii) of the Commission's Rules of Practice.

II.

In anticipation of the institution of these proceedings, Respondents have submitted Offers of Settlement (the "Offers") which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings herein, except as to the Commission's jurisdiction over them and the subject matter of these proceedings, which are admitted, and except as provided herein in Section V, Respondents consent to the entry of this Order Instituting Administrative and Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933, Sections 4C and 21C of the Securities Exchange Act of 1934 and Rule 102(e) of the Commission's Rules of Practice, Making Findings and Imposing Remedial Sanctions and Cease-and-Desist Orders ("Order"), as set forth below.

III.

On the basis of this Order and Respondents' Offers, the Commission finds[1] that:

SUMMARY

1. Orrstown Financial Services, Inc., is a publicly traded bank holding company whose principal business activity consists of owning and supervising its wholly owned subsidiary, Orrstown Bank (collectively, "Orrstown" or the "Bank"). Orrstown provides banking and bank related services, which include, among other things, commercial lending. As of December 31, 2010, approximately 75% of the Bank's $964 million loan portfolio consisted of commercial loans.

2. In 2010, as Orrstown's primary lending markets were experiencing a significant decline in real estate values, Orrstown incorrectly accounted for its commercial loans by not disclosing as much as approximately $69.5 million in loans as "impaired" in accordance with U.S. generally accepted accounting principles ("GAAP").

3. GAAP states that a loan is "impaired" when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. For purposes of its periodic reporting requirements, a company is required by GAAP to evaluate whether or not a loan is impaired and disclose the total amount of impaired loans. Once a loan is determined to be impaired, GAAP requires a company to estimate the uncollectible portion of the loan and record that amount as impairment loss in its financial statements.

4. Here, Orrstown did not comply with GAAP's impaired loan disclosure requirements due to certain Respondents' negligence and Orrstown's lack of sufficient internal accounting controls. This failure resulted in material misstatements in Orrstown's impaired loan

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[1] The findings herein are made pursuant to Respondents' Offers and are not binding on any other person or entity in this or any other proceeding.

disclosures in its quarterly filings for the periods ended June 30, 2010 through September 30, 2011, and its annual filings for the years ended December 31, 2010 and 2011 (the "Relevant Period").

5. Additionally, Orrstown (i) did not calculate loan losses in accordance with GAAP in connection with the filing of its Form 10-Q for the period ended June 30, 2011, (ii) incorrectly implemented a newly issued GAAP accounting pronouncement in connection with the filing of its Form 10-Q for the period ended June 30, 2011 in a manner that was not consistent with the new standard, and (iii) incorrectly applied GAAP when calculating fair value for certain collateral in connection with its impairment analyses for its Form 10-Q for the periods ended June 30, 2010 and September 30, 2010.

6. As a result of the conduct described herein, Orrstown violated Sections 17(a)(2) and 17(a)(3) of the Securities Act, the reporting provisions of Section 13(a) of the Exchange Act and Rules 12b-20, 13a-1, and 13a-13 thereunder, the books and records provisions of Section 13(b)(2)(A) of the Exchange Act, and the internal accounting control provisions of Section 13(b)(2)(B) of the Exchange Act.

7. As a result of the conduct described herein, Respondents Thomas R. Quinn, Jr., Orrstown's Chief Executive Officer, Bradley S. Everly, Orrstown's former Chief Financial Officer, and Jeffrey W. Embly, Orrstown's former Chief Credit Officer, violated Securities Act Sections 17(a)(2) and 17(a)(3) and Exchange Act Rule 13b2-1, and caused Respondent Orrstown to violate Exchange Act Sections 13(a), 13(b)(2)(A) and (B), and Rules 12b-20, 13a-1, and 13a-13 thereunder. Respondents Quinn and Everly also violated Exchange Act Rule 13a-14. Respondent Douglas P. Barton, Orrstown's Chief Accounting Officer, violated Exchange Act Rule 13b2-1 and caused Orrstown to violate Exchange Act Sections 13(a), 13(b)(2)(A) and (B), and Rules 12b-20 and 13a-13 thereunder.

RESPONDENTS

8. **Orrstown Financial Services, Inc.** is a Pennsylvania corporation headquartered in Shippensburg, Pennsylvania. Orrstown Financial Services, Inc. is the holding company of Orrstown Bank, a Pennsylvania chartered bank with $1.3 billion in total assets as of June 30, 2016. Orrstown's common stock is registered with the Commission pursuant to Section 12(g) of the Exchange Act and quoted under the symbol "ORRF" on the NASDAQ Stock Market.

9. **Thomas R. Quinn, Jr.**, age 57, is a resident of Carlisle, Pennsylvania. Since May 2009, he has served as President and Chief Executive Officer ("CEO") of Orrstown Financial Services, Inc., and Orrstown Bank.

10. **Bradley S. Everly**, age 65, is a resident of Chambersburg, Pennsylvania. He was Executive Vice President and Chief Financial Officer ("CFO") of the Bank from 1997 until his resignation on May 14, 2012. Everly is a Certified Public Accountant ("CPA"), licensed in Maryland. His license is currently inactive and he is retired.

11. **Jeffrey W. Embly**, age 46, is a resident of Chambersburg, Pennsylvania. He was the Bank's Executive Vice President and Chief Credit/Risk Officer from September 2009 through May 2011. From May 2011 through August 2012, Embly served as Orrstown's Senior Executive Vice President and Chief Operating Officer, and from August 2012 through October 2012 he served as Orrstown's Executive Vice President of Operations and Technology. Embly resigned from Orrstown in October 2012. He no longer works in the banking industry.

12. **Douglas P. Barton**, age 51, is a resident of Brownstown, Pennsylvania. Since joining the Bank on September 27, 2010, he has served as its Senior Vice President and Chief Accounting Officer ("CAO"). He is a CPA licensed in Pennsylvania.

OTHER RELEVANT PERSONS

13. **Lending Relationship A** consisted of a husband and wife, their adult sons, and the husband's brother. All were customers of the Bank individually and through various entities they controlled. Lending Relationship A were real estate investors and developers primarily in the Hagerstown, Maryland market. They are no longer customers of the Bank.

14. **Lending Relationship B** consisted of a father and son who were customers of the Bank individually and through various entities they controlled. They were real estate investors and developers primarily in the Hagerstown, Maryland market. They are no longer customers of the Bank.

15. **Lending Relationship C** consisted of an individual customer of the Bank and various entities he controlled. Lending Relationship C engaged in real estate investment and development primarily in the Hagerstown, Maryland market. They are no longer customers of the Bank.

ACCOUNTING STANDARDS

16. The relevant accounting standards governing Orrstown's identification, assessment and measurement of impaired loans are set forth in Accounting Standards Codification ("ASC") Subtopic 310-10-35, *Receivables – Subsequent Measurement*. The relevant accounting standards providing guidance on disclosure of loans that are individually deemed to be impaired are set forth in ASC 310-10-50 *Receivables – Disclosure*.

17. ASC 310-10-50-15 requires that an entity disclose, as of the date of each statement of financial position presented, its recorded investment in impaired loans.

18. ASC 310-10-35-14 requires that a creditor apply its normal loan review procedures in identifying loans to be evaluated for collectability and includes certain criteria that are useful in identifying loans for evaluation.

19. ASC 310-10-35-16 requires a creditor to identify a loan as impaired if, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement.

20. ASC 310-10-35-22 requires a creditor to measure an impaired loan's impairment based on the present value of expected future cash flows discounted at the loan's effective interest rate, except that as a practical expedient, a creditor may measure impairment based on a loan's observable market price, or the fair value of the collateral if the loan is a collateral-dependent loan.

21. Accounting Standards Update ("ASU") No. 2011-02, *A Creditor's Determination of Whether a Restructuring is a Troubled Debt Restructuring* ("ASU 2011-02"), codified as ASC 310-40, *Troubled Debt Restructurings by Creditors*, clarified existing troubled debt restructuring ("TDR") guidance by providing guidelines for determining when a restructuring constitutes a concession and when a debtor is experiencing financial difficulties. A restructuring of a debt constitutes a TDR if the creditor for economic or legal reasons related to the debtor's financial difficulties grants a concession to the debtor that it would not otherwise consider. ASU 2011-02 was issued in April 2011 and was effective for the first interim or annual reporting period beginning on or after June 15, 2011 and should have been applied retroactively to the beginning of the annual period of adoption (i.e., restructurings occurring on or after the beginning of the fiscal year of adoption).

FACTS

Orrstown's Loan Review Process

22. During the Relevant Period, Orrstown's loan review process was governed by its loan policy. The loan review was performed by a Loan Review Officer who was supervised by Embly and Orrstown's Credit Administration Committee. The Credit Administration Committee consisted of non-employee directors, though Quinn, Everly and Embly regularly attended meetings as non-voting members.

23. Orrstown's loan policy required the Loan Review Officer to conduct a risk review of forty-five percent to sixty percent of the Bank's total outstanding loan portfolio annually. Based on this review of relevant loan files, the Loan Review Officer assigned a risk rating to each relationship in accordance with a predetermined risk rating system that ranged from "1 – Excellent" to "8 – Loss." Loans rated "6 – Substandard," "7 – Doubtful," and "8 – Loss" were considered "classified" loans and represented the subset of the loan portfolio where risk of uncollectability was greatest. As a matter of practice all commercial relationships with a committed loan balance over $750,000 were risk rated each year.

24. During the Relevant Period, the loan policy further required that, on a quarterly basis, the Loan Review Officer review Orrstown's allowance for loan and lease losses ("ALLL") to ensure that the Bank was adequately reserved for projected loan and lease losses. In connection with this review, the Loan Review Officer evaluated only "Substandard" loans to determine if they were impaired and whether a provision for loan loss was required to be recorded in the financial statements.

25. As discussed in greater detail below, Orrstown did not timely incorporate material adverse information regarding certain borrowers' financial difficulties into the risk rating

component of its loan review process and instead relied largely on stale data. As a result, loans were incorrectly risk rated. Moreover, the processes and controls in place to ensure the accuracy of risk ratings set by the Loan Review Officer were ineffective to prevent or correct the incorrect risk ratings.

Loans to Several of Orrstown's Largest Lending Relationships Were Not Disclosed as Impaired

26. In 2010, three of the Bank's largest customers, Lending Relationships A, B and C, approached Orrstown requesting to modify the terms of their loans, each claiming they had insufficient cash flow to repay their existing loans with Orrstown. These borrowers' cash flow problems were discussed at meetings of Orrstown's Loan Committee, Executive Committee and/or Board of Directors. As attendees at these meetings, Quinn, Everly and Embly knew or should have known that the loans to Lending Relationships A, B and C were impaired or, at a minimum, that these loans needed to be evaluated for impairment. Quinn, Everly and Embly received copies of the internal loan presentation materials that set forth the borrowers' financial difficulties, but Quinn, Everly and Embly did not raise any concerns about whether the loans should have been disclosed as impaired in accordance with ASC 310-10-50-12, or identified for impairment analysis in accordance with ASC 310-10-35-14 and ASC 310-10-35-16. In 2012 and 2013, Orrstown sold the Lending Relationships A, B and C loans at a substantial discount to their carrying values.

A. Lending Relationship A

27. As of December 31, 2010, outstanding loans to Lending Relationship A totaled approximately $28.8 million. By July 13, 2010, Quinn, Everly and Embly knew or should have known through loan presentation materials distributed at various committee meetings they attended that the patriarch of Lending Relationship A was "struggling with cash flow" due to the weakening real estate market. In or about the same time, Quinn, Everly and Embly were told that the adult children, also borrowers, were "experiencing significant cash flow issues" and had threatened to surrender their properties to the Bank. Earlier in May 2010, the patriarch's brother, himself a borrower, informed the Bank that he was "short" on money to continue construction of his real estate projects. By December 9, 2010, Quinn, Everly and Embly were told that the patriarch's brother was still suffering the effects of the weakening economy, which hindered his development plans. As a result of these financial difficulties, in 2010 Orrstown modified the terms of approximately $21.5 million in loans to Lending Relationship A but did not evaluate, identify, or disclose the loans as impaired, as required by GAAP.

B. Lending Relationship B

28. As of December 31, 2010, outstanding loans to Lending Relationship B totaled $12.2 million. As early as June 8, 2010, Lending Relationship B requested loan modifications because their commercial properties were "producing a negative cash flow after debt service." By June 28, 2010, Lending Relationship B had mentioned to the Bank on multiple occasions the possibility of filing for bankruptcy. And by December 17, 2010, Quinn, Everly and Embly knew or should have known that Lending Relationship B's largest financed project was potentially

"jeopardized" and that the borrowers were suffering the effects of the weakening economy and experiencing "significantly strained cash flow[s]." Despite this information, on December 23, 2010, Orrstown approved modifications to the terms of Lending Relationship B loans but did not evaluate, identify, or disclose them as impaired as required by GAAP.

C. Lending Relationship C

29. As of December 31, 2010, outstanding loans to Lending Relationship C totaled $7.7 million. By September 8, 2010, Quinn, Everly and Embly knew or should have known that the Bank had met with the principal for Lending Relationship C and one of his business partners to discuss the declining economy's impact on their commercial real estate portfolio. Quinn, Everly and Embly knew or should have known that Lending Relationship C and the partner were having "serious cash flow deficiencies." As a result, Orrstown agreed to modify many of these loans in September and October 2010 but did not evaluate, identify, or disclose them as impaired as required by GAAP.

<u>Orrstown Did Not Disclose Other Commercial Loans as Impaired at the Time it Recognized Impairment Losses</u>

30. In addition to Lending Relationships A, B and C, Orrstown incorrectly did not disclose the value of other impaired loans in its quarterly filings on Form 10-Q for the periods ended June 30, 2010 and September 30, 2010. During Q2 and Q3 2010, in connection with its quarterly review and assessment of the adequacy of its ALLL, Orrstown's Loan Review Officer performed an analysis to measure the amount of impairment loss, if any, required under ASC 310-10-35, on individual loans rated "Substandard." Under GAAP, loans with an impairment loss must be disclosed as impaired.

31. As part of this Q2 and Q3 2010 review of Orrstown's ALLL, the Loan Review Officer followed the Bank's loan policy by comparing the value at which the Bank carried each classified loan on its books and records, to the estimated net realizable value of the collateral securing each loan. Consistent with the Bank's loan policy, in instances where the loan's carrying value exceeded the estimate of the collateral's net realizable value, an impairment loss was recorded in the amount of the difference. However, certain loans where impairment losses were calculated were incorrectly not included in the Loan Review Officer's ALLL schedule of impaired loans.

32. As a result, the Q2 and Q3 2010 Forms 10-Q disclosures incorrectly omitted impaired loans in the amounts of approximately $5.6 million as of June 30, 2010 and approximately $18.5 million as of September 30, 2010.

33. The Loan Review Officer's calculation of impairment losses was memorialized and distributed to the Credit Administration Committee, which reviewed it but did not ensure that loans with impairment losses were designated as impaired in Orrstown's books and records (the ALLL schedule). These inaccurate books and records were then used to prepare Orrstown's impaired loan disclosures included in its Q2 and Q3 2010 Forms 10-Q. Because Orrstown did

not include the value of these impairments in its impaired loan disclosures, the disclosures were materially misstated.

34. Everly and Embly were directly notified that the Loan Review Officer did not appropriately record as impaired in Orrstown's books and records loans that had been assigned impairment losses. Specifically, in October 2010, Barton reviewed the Loan Review Officer's ALLL schedule, which included the impairment loss analysis discussed above, and informed Everly and Embly that failing to disclose loans with impairment losses as impaired was inconsistent with the accounting guidance. No one took corrective action. As a result, Orrstown's Q3 2010 Form 10-Q was filed without accurately disclosing Orrstown's recorded investment in impaired loans in accordance with GAAP.

<u>Orrstown Did Not Accurately Disclose Impaired Loans Which Caused it to Make Materially Misstated Filings</u>

35. Orrstown did not accurately record certain loans as impaired, resulting in materially misstated periodic filings filed with the Commission. The following Orrstown filings were materially misstated in the manner described below:

a. Orrstown filed its Q2 2010 Form 10-Q with the Commission on August 5, 2010. In its filing, Orrstown disclosed in its Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") impaired loans of approximately $21.7 million. Orrstown did not disclose approximately $46.6 million of additional impaired loans, an understatement of approximately 215%.

b. Orrstown filed its Q3 2010 Form 10-Q with the Commission on November 5, 2010. In its filing, Orrstown disclosed in its MD&A impaired loans of approximately $22.6 million. Orrstown did not disclose approximately $69.5 million of additional impaired loans, an understatement of approximately 308%.

c. Orrstown filed its 2010 Form 10-K with the Commission on March 11, 2011. In its filing, Orrstown disclosed impaired loans in the footnotes to its financial statements of approximately $14.7 million. Orrstown did not disclose approximately $51.0 million of additional impaired loans, an understatement of approximately 346%.

d. Orrstown filed its Q1 2011 Form 10-Q with the Commission on May 10, 2011. In its filing, Orrstown disclosed impaired loans in the footnotes to its financial statements of approximately $14.1 million. Orrstown did not disclose approximately $51.0 million of additional impaired loans, an understatement of approximately 362%.

36. The misstatement in Orrstown's 2010 Form 10-K described above was repeated in the footnotes to the financial statements included in Orrstown's Q2 2011 Form 10-Q, Q3 2011 Form 10-Q and 2011 Form 10-K.

Orrstown Did Not Make and Keep Adequate Books and Records by Failing to Comply with GAAP Provisions Relating to TDRs and Loan Losses

A. Incorrect Application of the Provisions of ASU 2011-02

37. In connection with the preparation of its Q2 2011 Form 10-Q, Orrstown elected to early adopt the provisions of ASU 2011-02. This new accounting guidance was to be applied retroactively to identify and report restructurings that occurred on or after January 1, 2011 that qualified as TDRs.

38. As a result of its implementation of ASU 2011-02, Orrstown disclosed in its Q2 2011 Form 10-Q that approximately $34 million of restructured loans qualified as TDRs. However, at least $22 million of these loans were restructured in 2010 and were thus outside of ASU 2011-02's retroactive scope.

39. Barton was responsible for Orrstown's implementation of ASU 2011-02 and knew or should have known that retroactive application of this pronouncement to restructurings that occurred prior to January 1, 2011 was not in accordance with GAAP.

40. Additionally, Quinn, Everly and Embly knew or should have known that Orrstown was not permitted to retroactively apply ASU 2011-02 to restructurings before January 1, 2011. Nonetheless, Quinn, Everly, and Embly participated in and agreed to the decision to apply ASU 2011-02 to loans that were restructured in 2010, inconsistent with GAAP.

B. Loan Losses Were Not Calculated in Accordance with GAAP

41. In connection with Orrstown's recognition of approximately $34 million of TDRs in Q2 2011, Barton performed an impairment analysis to determine if impairment losses needed to be recorded for any of these TDRs – which, under GAAP are deemed impaired loans.

42. For a majority of the $34 million in loans, Barton utilized a discounted cash flow model ("DCF Model") to calculate impairment losses. But rather than using the expected future cash flows and each loan's effective interest rate in his DCF Model, as required by GAAP, Barton used each loan's contractual cash flows which he then discounted at a "market rate" to arrive at the net realizable value of the loans. This approach did not comply with ASC 310-10-35-22.

43. On or around September 2, 2011, Barton informed Quinn, Everly and Embly that this methodology was "not technically within the accounting rules" but none of them took any action to alter the DCF Model to conform to GAAP.

C. Orrstown Utilized Stale Real Estate Appraisals in Calculating Fair Value Measurements for Collateral Securing Certain Commercial Loans

44. As described above, during Q2 and Q3 2010, when the Bank performed an impairment analysis on certain classified loans, its analysis did not comply with its loan policy because it utilized stale real estate appraisals. Moreover, the Bank's analysis did not comply with GAAP because it incorporated inappropriate inputs into its collateral valuation models.

45. During Q2 and Q3 2010, Orrstown relied upon stale appraisals aged in excess of two years when calculating impairment losses on certain of its commercial loans. Orrstown's reliance upon stale real estate appraisals ran counter to its own loan policy, which required that all real estate loans be supported by current appraisals that were no more than two years old in a stable real estate environment and no more than "a few months" old in a "rapidly escalating or deteriorating market." Despite these requirements, and the declining real estate and broader economic market throughout 2010, Orrstown did not obtain current real estate appraisals or reliable real estate appraisal updates on many of its loans, including those issued to Lending Relationships A, B and C.

46. For example, during Q2 and Q3 2010, Orrstown evaluated approximately $42.3 million and $49.2 million of "Substandard" rated loans for impairment loss, respectively. For Q2 2010, approximately 40% of those loans were supported by real estate appraisals older than two years and 14% of those loans were supported by real estate appraisals older than five years. For Q3 2010, approximately 29% of those loans were supported by real estate appraisals older than two years and 10% were supported by real estate appraisals older than five years.

47. Additionally, in Q2 and Q3 2010, Orrstown utilized the fair value of collateral to measure impairment loss on certain commercial loans individually evaluated for impairment. GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and provides a framework for measuring fair value in ASC 820. According to ASC 820, fair value measurements are to be based on, among other things, inputs that a market participant would incorporate into its valuation model as of the applicable measurement date.

48. During Q2 and Q3 2010, however, contrary to GAAP, Orrstown estimated the current value of its real estate collateral by relying on stale real estate appraisals and discounted the appraised values by a universal discount rate regardless of the age of the appraisal. The discount was based primarily on a regulatory study conducted in 2004 which had no bearing on the current real estate market as of 2010 and was irrelevant to the collateral valuation model as of Q2 and Q3 2010.

49. As members of the Loan Committee, Quinn, Everly and Embly were ultimately responsible for ensuring that each loan was supported by updated information and Embly, in particular, was ultimately responsible for regulatory compliance regarding appraisals. Moreover, Quinn, Everly and Embly knew or should have known that the Bank's use of stale appraisals in connection with the measurement of impairment loss, and its use of a universal discount rate, did not comply with GAAP and Orrstown's own loan policy.

Orrstown Did Not Devise and Maintain a Sufficient System of Internal Accounting Controls

50. During the Relevant Period, Orrstown did not maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions were recorded as necessary to permit preparation of financial statements in accordance with GAAP. Orrstown's lack of internal accounting controls resulted in: (1) incorrect loan risk ratings; (2) incorrect disclosures of impaired loans; (3) incorrect calculations and disclosures of loan losses; (4) incorrect application of newly issued accounting pronouncements; and (5) the lack of action to remedy accounting problems after being alerted to them.

51. Quinn, Everly and Embly were ultimately responsible for the timely identification, evaluation and reporting of impaired loans.

52. As President and CEO, Quinn was responsible for the administration of Orrstown's loan policy. He was a member of the Loan Committee, Executive Committee and Board of Directors. As principal executive officer of Orrstown, Quinn was responsible for certifying in its periodic filings that Orrstown had adequate internal controls to provide reasonable assurance regarding the reliability of financial reporting and preparation of financial statements in accordance with GAAP.

53. As CFO, Everly was responsible for ensuring that Orrstown's financial reporting was materially accurate, complete and prepared in accordance with GAAP. He was a member of the Loan Committee and Executive Committee and regularly attended meetings of the Board of Directors. As principal financial officer of Orrstown, Everly was responsible for certifying in its periodic filings that Orrstown had adequate internal controls to provide reasonable assurance regarding the reliability of financial reporting and preparation of financial statements in accordance with GAAP.

54. As CCO, Embly was responsible for credit underwriting, loan work out and loan administration, including supervision of the loan review process and ensuring that material adverse information concerning borrowers was timely incorporated into the loan ratings. He was a member of the Loan Committee and Executive Committee and regularly attended meetings of the Board of Directors.

55. Quinn, Everly and Embly were members of committees that reviewed borrowers' requests for loan modifications and, in the course of those meetings, received information regarding the borrowers' financial difficulties.

56. Barton was responsible for overseeing the finance department in coordinating financial reporting and preparing monthly financial reports to senior management and the Board of Directors. He was also responsible for implementing new accounting pronouncements and ensuring that Orrstown's accounting policies were consistent with GAAP. Barton drafted the disclosure pertaining to the early adoption of ASU 2011-02 in the Q2 2011 Form 10-Q and performed the calculation of loan loss reserves for the loans that were classified as TDRs in Q2 2011.

Orrstown Issued Securities During the Relevant Time Period

57. Orrstown offered securities in 2010 pursuant to a Form S-8 that it originally filed on April 11, 2000 and again offered securities in 2011 pursuant to a Form S-8 that it filed on June 3, 2011. The Form S-8 filed on April 11, 2000 incorporated by reference all subsequent periodic filings under the Exchange Act for securities sold under this registration statement. Thus, it incorporated by reference Orrstown's Q2 and Q3 2010 Forms 10-Q, which materially under-reported the Bank's impaired loans. The Form S-8 filed on June 3, 2011 incorporated by reference Orrstown's 2010 Form 10-K and its Q1 2011 Form 10-Q and all subsequent periodic filings under the Exchange Act for securities sold under this registration statement. Thus, it incorporated by reference Orrstown's Q2 and Q3 2011 Forms 10-Q and its 2011 Form 10-K, which also materially under-reported the Bank's impaired loans.

VIOLATIONS

58. Securities Act Section 17(a)(2) prohibits any person from obtaining money or property in the offer or sale of securities by means of any untrue statement of a material fact or any omission to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

59. Securities Act Section 17(a)(3) prohibits any person from engaging in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon the purchaser in the offer or sale of securities.

60. Exchange Act Section 13(a) and Rules 13a-1, and 13a-13 thereunder require that every issuer of a security registered pursuant to Exchange Act Section 12 file with the Commission, among other things, such annual and quarterly reports as the Commission may require.

61. Exchange Act Rule 12b-20 requires that, in addition to the information expressly required to be included in a statement or report filed with the Commission, there shall be added such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

62. Exchange Act Rule 13a-14 requires an issuer's principal executive and principal financial officer to certify each periodic report containing financial statements filed by an issuer pursuant to Section 13(a) of the Exchange Act.

63. Exchange Act Section 13(b)(2)(A) requires reporting companies to make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect transactions and dispositions of their assets.

64. Exchange Act Section 13(b)(2)(B) requires all reporting companies to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets.

65. Rule 13b2-1 under the Exchange Act prohibits any person from, directly or indirectly, falsifying or causing to be falsified, any book, record, or account subject to Exchange Act Section 13(b)(2)(A).

66. As a result of the conduct described above, Orrstown violated Securities Act Sections 17(a)(2) and 17(a)(3) and Exchange Act Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B), and Rules 12b-20, 13a-1 and 13a-13 thereunder.

67. As a result of the conduct described above, Quinn violated Securities Act Sections 17(a)(2) and 17(a)(3), and Exchange Act Rules 13a-14 and 13b2-1, and caused Orrstown to violate Exchange Act Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B), and Rules 12b-20, 13a-1 and 13a-13 thereunder.

68. As a result of the conduct described above, Everly willfully[2] violated Securities Act Sections 17(a)(2) and 17(a)(3), and Exchange Act Rules 13a-14 and 13b2-1, and caused Orrstown to violate Exchange Act Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B), and Rules 12b-20, 13a-1 and 13a-13 thereunder.

69. As a result of the conduct described above, Embly violated Securities Act Sections 17(a)(2) and 17(a)(3), Exchange Act Rule 13b2-1, and caused Orrstown to violate Exchange Act Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B), and Rules 12b-20, 13a-1 and 13a-13 thereunder.

70. As a result of the conduct described above, Barton violated Exchange Act Rule 13b2-1 and caused Orrstown to violate Exchange Act Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B), and Rules 12b-20 and 13a-13.

71. As a result of the conduct described above, Everly also willfully violated the federal securities laws or rules and regulations thereunder pursuant to Section 4C of the Exchange Act and Rule 102(e)(1)(iii) of the Commission's Rules of Practice.

ORRSTOWN'S REMEDIAL EFFORTS

72. In determining to accept Orrstown's Offer, the Commission considered remedial acts promptly undertaken by Orrstown and cooperation afforded the Commission staff.

IV.

In view of the foregoing, the Commission deems it appropriate and in the public interest to impose the sanctions agreed to in Respondents' Offers. Accordingly, pursuant to Section 8A

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[2] A willful violation of the securities laws means merely "'that the person charged with the duty knows what he is doing.'" *Wonsover v. SEC*, 205 F.3d 408, 414 (D.C. Cir. 2000) (quoting *Hughes v. SEC*, 174 F.2d 969, 977 (D.C. Cir. 1949)). There is no requirement that the actor "'also be aware that he is violating one of the Rules or Acts.'" *Id.* (quoting *Gearhart & Otis, Inc. v. SEC*, 348 F.2d 798, 803 (D.C. Cir. 1965)).

of the Securities Act and Sections 4C and 21C of the Exchange Act and Rule 102(e) of the Commission's Rules of Practice, it is hereby ORDERED that:

A. Respondents Orrstown, Quinn, Everly and Embly cease and desist from committing or causing any violations and any future violations of Sections 17(a)(2) and (3) of the Securities Act.

B. Respondents Orrstown, Quinn, Everly and Embly cease and desist from committing or causing any violations and any future violations of Sections 13(a), 13(b)(2)(A) and (B) of the Exchange Act, and Rules 12b-20, 13a-1 and 13a-13 thereunder; Respondents Quinn, Everly and Embly further cease and desist from committing or causing any violations and any future violations of Exchange Act Rule 13b2-1; Respondents Quinn and Everly further cease and desist from committing or causing any violations and any future violations of Exchange Act Rule 13a-14.

C. Respondent Barton cease and desist from committing or causing any violations and any future violations of Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act, and Rules 12b-20, 13a-13 and 13b2-1 thereunder.

D. Respondent Orrstown shall, within ten (10) days of the entry of this Order, pay a civil money penalty in the amount of $1,000,000, to the Securities and Exchange Commission for transfer to the general fund of the United States Treasury, subject to Exchange Act Section 21F(g)(3). If payment of this civil penalty is not timely made, additional interest shall accrue pursuant to 31 U.S.C. §3717.

E. Respondent Quinn shall pay a civil penalty of $100,000 to the Securities and Exchange Commission. Payment shall be made in the following installments: one installment of $25,000 due within 10 days of the entry of this Order, and then three installments of $25,000 each plus post-judgment interest due within 90, 180, and 270 days of the date of the entry of this Order. If any payment is not made by the date the payment is required by this Order, the entire outstanding balance of civil penalties, plus any additional interest accrued pursuant to 31 U.S.C. §3717, shall be due and payable immediately, without further application.

F. Respondent Everly shall, within ten (10) days of the entry of this Order, pay a civil money penalty in the amount of $100,000, to the Securities and Exchange Commission for transfer to the general fund of the United States Treasury, subject to Exchange Act Section 21F(g)(3). If payment of this civil penalty is not timely made, additional interest shall accrue pursuant to 31 U.S.C. §3717.

G. Respondent Embly shall pay a civil penalty of $100,000 to the Securities and Exchange Commission. Payment shall be made in the following installments: one installment of $25,000 due within 10 days of the entry of this Order, and then three installments of $25,000 each plus post-judgment interest due within 90, 180, and 270 days of the date of the entry of this Order. If any payment is not made by the date the payment is required by this Order, the entire outstanding balance of civil penalties, plus any additional interest accrued pursuant to 31 U.S.C. §3717, shall be due and payable immediately, without further application.

H. Respondent Barton shall, within ten (10) days of the entry of this Order, pay a civil money penalty in the amount of $25,000, to the Securities and Exchange Commission for transfer to the general fund of the United States Treasury, subject to Exchange Act Section 21F(g)(3). If payment of this civil penalty is not timely made, additional interest shall accrue pursuant to 31 U.S.C. §3717.

Payment must be made in one of the following ways:

i. Respondent may transmit payment electronically to the Commission, which will provide detailed ACH transfer/Fedwire instructions upon request;

ii. Respondent may make direct payment from a bank account via Pay.gov through the SEC website at http://www.sec.gov/about/offices/ofm.htm; or

iii. Respondent may pay by certified check, bank cashier's check, or United States postal money order, made payable to the Securities and Exchange Commission and hand-delivered or mailed to:

Enterprise Services Center
Accounts Receivable Branch
HQ Bldg., Room 181, AMZ-341
6500 South MacArthur Boulevard
Oklahoma City, OK 73169

Payments by check or money order must be accompanied by a cover letter identifying Respondent as a Respondent in these proceedings, and the file number of these proceedings. A copy of the cover letter and check or money order, or documentation of whatever other form of payment is used, must be simultaneously sent to G. Jeffrey Boujoukos, Associate Director, Division of Enforcement, Securities and Exchange Commission, 1617 JFK Boulevard, Suite 520, Philadelphia, Pennsylvania 19103.

I. Respondent Everly is denied the privilege of appearing and practicing before the Commission as an accountant.

J. After three (3) years from the date of this Order, Respondent Everly may request that the Commission consider his reinstatement by submitting an application (Attention: Office of the Chief Accountant) to resume appearing or practicing before the Commission as:

i. A preparer or reviewer, or a person responsible for the preparation or review, of any public company's financial statements that are filed with the Commission.

1. Such an application must satisfy the Commission that Respondent's work in his practice before the Commission will be reviewed either by the independent audit committee of the public company for which he works or in some other acceptable manner,

as long as he practices before the Commission in this capacity; and/or

ii. An independent accountant. Such an application must satisfy the Commission that:

1. Respondent, or the public accounting firm with which he is associated, is registered with the Public Company Accounting Oversight Board ("Board") in accordance with the Sarbanes-Oxley Act of 2002, and such registration continues to be effective;

2. Respondent, or the registered public accounting firm with which he is associated, has been inspected by the Board and that inspection did not identify any criticisms of or potential defects in the respondent's or the firm's quality control system that would indicate that the respondent will not receive appropriate supervision;

3. Respondent has resolved all disciplinary issues with the Board, and has complied with all terms and conditions of any sanctions imposed by the Board (other than reinstatement by the Commission); and

4. Respondent acknowledges his responsibility, as long as Respondent appears or practices before the Commission as an independent accountant, to comply with all requirements of the Commission and the Board, including, but not limited to, all requirements relating to registration, inspections, concurring partner reviews and quality control standards.

K. The Commission will consider an application by Respondent Everly to resume appearing or practicing before the Commission provided that his state CPA license is current and he has resolved all other disciplinary issues with the applicable state boards of accountancy. However, if state licensure is dependent on reinstatement by the Commission, the Commission will consider an application on its other merits. The Commission's review may include consideration of, in addition to the matters referenced above, any other matters relating to the applying Respondent's character, integrity, professional conduct, or qualifications to appear or practice before the Commission.

L. Amounts ordered to be paid as civil money penalties pursuant to this Order shall be treated as penalties paid to the government for all purposes, including all tax purposes. To preserve the deterrent effect of the civil penalty, Respondents agree that in any Related Investor Action, they shall not argue that they are entitled to, nor shall they benefit by, offset or reduction of any award of compensatory damages by the amount of any part of Respondents' payment of a civil penalty in this action ("Penalty Offset"). If the court in any Related Investor Action grants such a Penalty Offset, Respondents agree that they shall, within 30 days after entry of a final

order granting the Penalty Offset, notify the Commission's counsel in this action and pay the amount of the Penalty Offset to the Securities and Exchange Commission. Such a payment shall not be deemed an additional civil penalty and shall not be deemed to change the amount of the civil penalty imposed in this proceeding. For purposes of this paragraph, a "Related Investor Action" means a private damages action brought against any Respondent by or on behalf of one or more investors based on substantially the same facts as alleged in the Order instituted by the Commission in this proceeding.

V.

It is further Ordered that, solely for purposes of exceptions to discharge set forth in Section 523 of the Bankruptcy Code, 11 U.S.C. §523, the findings in this Order are true and admitted by Respondents Orrstown, Quinn, Everly, Embly and Barton and further, any debt for civil penalty or other amounts due by each of the aforementioned Respondents under this Order or any other judgment, order, consent order, decree or settlement agreement entered in connection with this proceeding, is a debt for the violation by said Respondents of the federal securities laws or any regulation or order issued under such laws, as set forth in Section 523(a)(19) of the Bankruptcy Code, 11 U.S.C. §523(a)(19).

By the Commission.

Brent J. Fields
Secretary